As filed with the Securities and Exchange Commission on February ____, 1999
                                                           Registration No. ____
_______________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           __________________________

                            WORLDWIDE PETROMOLY, INC.
               (Exact name of issuer as specified in its charter)

            Colorado                                             84-7125214
     (State  of  incorporation                                (I.R.S.  Employer
        or  organization)                                    Identification No.)

            1300 Post Oak Boulevard, Suite 1985, Houston, Texas 77056
                    (Address of principal executive offices)

                     Consulting Services Plan and Agreement
                            (Full title of the plan)
                           ___________________________
                                 Gilbert Gertner
                             Chief Executive Officer
                            Worldwide Petromoly, Inc.
                       1300 Post Oak Boulevard, Suite 1985
                              Houston, Texas 77056
                                 (713) 892-5823
 (Name, address and telephone number, including area code, of agent for service)
                          ____________________________
                                    Copy to:
                                Robert D. Axelrod
                           Axelrod, Smith & Kirshbaum
                         5300 Memorial Drive, Suite 700
                              Houston, Texas 77007
                         ______________________________
IF  ANY  OF  THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                                          Proposed        Proposed
     Title  of                             maximum        maximum
     securities           Amount           offering      aggregate   Amount  of
       to  be             to  be            price         offering  registration
     registered         registered       per  share(*)    price(*)      fee
--------------------  ---------------  -------------  ------------  ------------

Common stock,         700,000  shares  $        1.50  $  1,050,000  $     291.90
  no par value,
  underlying options

_______________________________________________________________________________
* Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Worldwide Petromoly Inc. (the "Company"), are incorporated herein by reference and made a part hereof: (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998; and (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  6.     INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

     It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (c) of Item 9 below.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) The Company has the power under the Colorado Business Corporation Act to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee, fiduciary, or agent of the Company or was serving at its request in a similar fiduciary, or agent of the Company or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the Company such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company but no indemnification shall be made if such person was adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company unless and to the extent the court in which such action or suit was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. In such event, indemnification is limited to reasonable expenses. Such indemnification is not

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
deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     (b) The Articles of Incorporation and Bylaws of the Company generally allow indemnification of Officers and Directors to the fullest extent allowed by law.

     The foregoing discussion of the Company's Articles and of the Colorado Business Corporation Act is not intended to be exhaustive and is qualified in its entirety by such Articles and statutes, respectively.


ITEM  8.     EXHIBITS.

     The  following  is  a  list  of  exhibits filed as part of the Registration
Statement:

Exhibit Number  Description of Exhibit
--------------  ----------------------

        5       Opinion  of  Axelrod,  Smith  &  Kirshbaum

    23(i)       Consent  of  Axelrod, Smith & Kirshbaum.  See Exhibit  5.

   23(ii)       Consent  of  BDO  Seidman,  LLP.

  23(iii)       Consent  of  Jackson  &  Rhodes,  P.C.


ITEM  9.     UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     A.     (1)     To file during any period in which offers or sales are being made,  a  post-effective  amendment  to  this  Registration  Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (i) and (a) (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

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
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 1999.

                              WORLDWIDE  PETROMOLY,  INC.


                              By:        /s/  Gilbert  Gertner
                                      ------------------------
                                              Gilbert  Gertner,  Director
                                              and  Chairman  of  the  Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                         Title                        Date
---------                         -----                        ----


/s/  Gilbert Gertner   Director                                February 9, 1999
     ---------------
     Gilbert Gertner   and Chairman of the Board


/s/  Lance Rosmarin    Director, President, Secretary and      February 9, 1999
     --------------

     Lance Rosmarin    Chief Financial and Accounting Officer


/s/  Norton Cooper     Director                                February 9, 1999
     -------------
     Norton Cooper


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